Exhibit 99.5

CINERGY CORP.

BUSINESS SEGMENT EARNINGS DRIVER ANALYSIS

For the Quarter Ended December 31, 2004

(unaudited)

Commercial Businesses

Earnings Per Share - diluted - 2003	$0.34

Employee retirement/severance and other charges	(0.04)
Electric sales volumes	0.02
Power marketing, trading and origination	(0.04)
Gas marketing, trading and origination	0.20
Fuel costs	(0.01)
Emissions allowances	(0.05)
Transmission expenses	(0.01)
Operating and administrative expenses	(0.05)
Maintenance expense	(0.02)
Financing and dilution	(0.01)

Earnings Per Share - diluted - 2004	$0.33

Regulated Businesses

Earnings Per Share - diluted - 2003	$0.26

Employee retirement/severance and other charges	0.01
Electric sales volumes	0.02
Price increases	0.11
Other electric revenues	0.04
Regulatory deferrals	0.04
Operating and administrative expenses	(0.04)
Maintenance expense	(0.01)
Depreciation	(0.07)
Financing and dilution	0.02
Other - net	0.03

Earnings Per Share - diluted - 2004	$0.41

Power Technology & Infrastructure Services

Earnings Per Share - diluted - 2003	$(0.01)

Employee retirement/severance and other charges	0.06

Earnings Per Share - diluted - 2004	$0.05